EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FOR INVESTOR RELATIONS CONTACT:                          FOR PRODUCT AND TRADE
Michael Manahan, CFO                                     RELATIONS CONTACT:
PracticeXpert, Inc.                                      Mike Hiles
800-661-9984                                             Mohajer, Philpy & Hiles
mike@pxpert.com                                          310-234-3200
                                                         mhiles@mphpr.com

               PRACTICEXPERT COMPLETES ACQUISITION OF PRACTICEONE

LOS ANGELES, Calif., January 6, 2005 - PracticeXpert, Inc. (OTCBB: PXPT), today announced that it has completed the acquisition of Physicians Informatics, Inc. t/a PracticeOne ("PracticeOne"), a leading, single source provider of total practice and clinical management solutions including outsourced medical billing and administrative services as well as proprietary practice and clinical management software.

PracticeOne (www.practiceone.com) provides HIPAA compliant integrated software and service solutions that address core practice management, clinical management and claims management enabling physician practices to increase productivity. PracticeOne's suite of products consists of E-MEDSYS, a robust, high-end practice management system, PRACTICEONE CLINICAL, an electronic medical records ("EMR") system that integrates with e-Medsys, and PRACTICEONE CLAIMS MANAGEMENT, a medical billing and accounts receivable management service.

These solutions will continue to be offered on both client-server and ASP platforms that provide unified access to a suite of innovative and proven applications, affordably and through a single desktop menu. According to Mark Richards, VP sales for PracticeOne, e-Medsys and PracticeOne Clinical clients will now have access to a variety of expertise from PracticeXpert's practice management consultants that can ensure that users are maximizing physicians' cash flow and the value of the system.

PracticeOne maintains offices in Calabasas, California, Somerset, New Jersey, and Richland, Washington. The company employs approximately 50 people and has provided its software and services to over 1,500 customers. In its most recent fiscal year PracticeOne generated approximately $5 million in revenue.

Under the terms of the stock purchase agreement, PracticeXpert has issued to the former owners of PracticeOne 12.5 million shares of PracticeXpert restricted common stock, and assumed as part of the transaction a $4 million note to the former owners of PracticeOne that has no fixed terms of repayment and is non-interest bearing. There is also an earnout based upon future performance of the PracticeOne business unit. In addition, the former owners of PracticeOne have guaranteed a credit facility between PracticeOne and a major financial institution that will provide PracticeXpert access to an additional $2 million in credit that may be utilized to complete additional acquisitions.

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Jonathan Doctor,  Chief Executive  Officer of PracticeXpert,  stated,  "With the completion of this acquisition our annualized revenues are now approximately $20 million. We intend to leverage the many synergies between PracticeOne and PracticeXpert to expand our sales and marketing, offer a more comprehensive suite of solutions and to reduce our operating costs. Further, the additional capital provided by this transaction will enable us to complete additional acquisitions in the future. We look forward to making everyone at PracticeOne part of the PracticeXpert team, and continuing with our objective of building a market leading unified provider of administrative solutions for physicians."


ABOUT PRACTICEXPERT, INC.

PracticeXpert, Inc. is in the business of providing "turn-key" administrative services to, as well as developing and deploying systems, technologies and services designed to improve operational efficiencies, reduce billing errors and enhance cash flow for, medical practitioners. Our services revolve around our flagship Revenue Management System, PXpert(TM), and include medical billing and accounts receivable management, practice management, transcription, and consulting. Where applicable, PracticeXpert bundles its technology applications with its billing and other practice management services to provide a complete and integrated solution to its physician customers. To find out more about PracticeXpert, Inc. (OTCBB: PXPT), visit our website at www.practicexpert.com.

Note: Any statements released by PracticeXpert, Inc. that are forward- looking, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act. Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may affect the Company's business prospects and performances. These include economic, competitive, governmental, technological and other factors discussed in the statements and in the Company's filings with the Securities and Exchange Commission.

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